          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM SB-2
                         AMENDMENT NO. 1


       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, LTD.
           (Name of small business issuer in its charter)

NEVADA                                          98-0228169
------                                          ----------
(State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                  Identification No.)

     #314-837 West Hastings Street, Vancouver, B.C. V6C 1B6;
                   Telephone (604) 633-1490
 -------------------------------------------------------------
 (Address and telephone number of principal executive offices)

     #314-837 West Hastings Street, Vancouver, B.C. V6C 1B6;
                   Telephone (604) 633-1490
 -------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

  Pacific Corporate Services, Inc., 3110 East Sunset Road, #H-1,
        Las Vegas, Nevada, 89120; Telephone (702) 450-3700
  --------------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                         |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                     |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                     |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  5,008,000 shares $0.25      $1,252,000    $313.00
---------------------------------------------------------------------
(1) Based on the last sales price of $0.25 on August 31, 2001.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                  COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
                2300 W. Sahara Blvd., Suite 500
                      Las Vegas, NV 89102
                        (702) 312-6255

                  SUBJECT TO COMPLETION, Dated January 3, 2002



                                   PROSPECTUS


                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP. LTD.
                                5,008,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus.

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-8.
                                                                       ---

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------



                The Date Of This Prospectus Is: ___________, 2002


Table  Of  Contents

                                                                PAGE
Summary                                                          3
Risk Factors                                                     5
     Need for additional financing                               5
     We have recently commenced business                         5
     We expect operating losses                                  6
     Professional wrestling may decline in popularity            6
     Need to hire and retain key personnel                       6
     Need to hire and retain executive officers                  7
     Need for strategic alliances                                7
     Need for adequate insurance                                 7
     Pete Smith will control corporate decisions                 8
     Officers have other business interests                      8
     Market for common stock may not develop                     8
Use of Proceeds                                                  9
Determination of Offering Price                                  9
Dilution                                                         9
Selling Shareholders                                             9
Plan of Distribution                                            12
Legal Proceedings                                               14
Directors, Executive Officers, Promoters and Control Persons    15
Security Ownership of Certain Beneficial Owners and Management  16
Description of Securities                                       17
Interests of Named Experts and Counsel                          18
Disclosure of Commission Position of Indemnification
for Securities Act Liabilities                                  19
Description of Business                                         19
Plan of Operation                                               25
Description of Property                                         26
Certain Relationships and Related Transactions                  27
Market for Common Equity and Related Stockholder Matters        27
Executive Compensation                                          29
Index to Financial Statements                                   29
Changes in and Disagreements with Accountants Disclosure        30
Available Information                                           30



Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY


Wrestle-plex Sports Entertainment Group. Ltd.

Wrestle-plex Sports Entertainment Group, Ltd. ("Wrestle-plex"), was founded by Pete Smith, and incorporated in the State of Nevada on June 1, 2000. Our intent is to become a sports entertainment provider, specifically in the area of professional wrestling. We are still in our development stage and plan on commencing business operations in early 2002. The shares offered hereby were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws. Our corporate offices are located at #314-837 W. Hastings Street, Vancouver, B.C. V6C 1B6.

The  Offering

Securities Being Offered      Up  to  5,008,000  shares  of  common  stock.

Offering Price                We will  not  determine the offering price.  The
                              offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering         The  selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the            The  offering  will  conclude  when  all  of  the
Offering                      5,008,000 shares of common  stock  has been sold,
                              registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities  Issued            There  are 15,008,000 shares  of  our common stock
And to be Issued              issued  and  outstanding as  of  the date of this
                              prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

Summary  Financial  Information

Balance Sheet Data:                                     October  31,  2001

Cash                                                          $     651

Total Assets                                                  $  15,943

Liabilities                                                   $  15,798

Total Stockholders' Equity                                    $     145

Statement of Operations Data:

Net Revenues                                                  $       0

Net Loss Since Inception                                      $  31,855

                                  RISK FACTORS


If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

We will not be able to expand our operations as planned without obtaining additional financing, and therefore we will need to obtain additional financing in order to complete our business plan. As of October 31, 2001, we had cash in the amount of $651. Our business plan calls for significant expenses in connection with the development of our entertainment business. We will require additional financing in order to complete the development activities or if initial expenses are greater than anticipated. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including development of creative and entertaining programs, marketing and competition, investor acceptance of our entertainment business, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

Because we have only recently commenced business operations there is substantial risk that our business will never reach profitable operations.

We have only begun the initial stages of development of our entertainment business, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. There is no assurance of our success. Additionally, there is no assurance that our management's business plan will be successful and therefore, investors risk the loss of their entire investment even if we are able to raise funds sufficient to produce events and to continue as a going concern.

As noted in our financial statements that are included with this prospectus, we are a development stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated on June 1, 2000 and to date has been involved primarily in organizational and development activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the areas in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to development of creative and entertaining programs, marketing and competition, and additional costs and expenses that may exceed current estimates. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely not be successful to the point that investors will receive a return on their Investments or a return of their investments.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future

We have never earned revenues and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our entertainment business development, we will not be able to achieve profitability or continue operations.


Because our sports entertainment business depends on the ongoing popularity of professional wrestling if there is a decline in popularity there is substantial risk that our business will not be successful.

A decline in the popularity of our brand of sports entertainment could adversely impact our business. Our operations are affected by consumer tastes, and therefore our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions could result in our fans or potential fans having less discretionary income to spend on our live and televised entertainment and branded merchandise, which could have an adverse effect on our business or prospects.


If we are unable to hire and retain key personnel who have a popular following within professional wrestling, we may not be able to stage entertainment venues that will attract large enough crowds to be profitable.

The failure to recruit key performers who have a popular public following or who can create such a following could lead to a decline in the popularity of our brand of entertainment. Our success depends, in large part, upon our ability to recruit, train and retain athletic performers who have the physical presence, acting ability and charisma to portray characters in our live events and televised programming. Our failure to attract and retain key performers, or a serious or untimely injury to, or the death of any key performer, would likely lead to a decline in the appeal of our story lines, and the popularity of our brand of entertainment, which would adversely affect our ability to generate revenues.

If we are unable to hire and/or retain executive officers who have a background in professional wrestling we may not be able to successfully implement our business plan.

Our success will be largely dependent on our ability to hire a small number of highly qualified key executive officers. This is particularly true in highly specialized businesses such as professional wrestling. Our president, Fabio Chiesa has a background in professional wrestling. Individuals such as Mr.
Chiesa may not be readily available, may be in high demand and we may not be able to attract the staff we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. We do not maintain any "key person" life insurance policy on Mr. Chiesa. The loss of the services of Mr. Chiesa or the inability to identify, hire, train and retain other qualified personnel in the future could have a adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in us.

If we are unable to establish and maintain strategic alliances, we may not be able to implement our business plan.

Our failure to establish, maintain or renew key agreements could adversely affect our ability to attract new students, promote new wrestling shows and market and promote our Internet web site.

An integral part of our business plan is to establish strategic alliances all over North America. We cannot guarantee the creation of any alliances and failure to do so will have an adverse impact on our business.


Because sports entertainment is a physically dangerous business we may not be able to obtain adequate insurance to cover our liability

We plan to hold as many as 100 live events each year primarily in the United States and Canada. This schedule will expose our performers and our employees who are involved in the production of those events to the risk of travel and performance-related accidents, the consequences of which may not be fully covered by insurance. The physical nature of our events exposes our performers and spectators to the risk of serious injury or death. We cannot assure that the consequences of any accident or injury will be fully covered by insurance or that insurance will ever be obtained. At the present time we do not have any insurance arranged for. Our liability resulting from any accident or injury not covered by insurance could have a material adverse effect on operating results, financial condition and prospects.

Because Pete Smith owns 66.6% of our outstanding common stock, he will control and make corporate decisions, which decisions may differ from those that would have been made by other stockholders

Pete Smith owns approximately 66.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Pete Smith may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations causing our business to never become financially viable.

Mr. Fabio Chiesa our director and president/secretary and Mr. Masi, our director and treasurer, are presently required to spend only 5-15% of their business time on business management services for our company but have agreed to spend up to 10 hours per week each when business operations of Wrestle-plex are more actively commenced in 2002. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.



                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will pay all the expenses incurred in connection with obtaining an effective registration statement with the Securities and Exchange Commission. The selling shareholders will pay any commissions or other selling expenses incurred in connection with a sale of their shares.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,008,000 shares of common stock offered. The following table provides as of January 3, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1)  the  number  of  shares  owned  by  each  prior  to  this  offering;

(2)  the  total  number  of  shares  that  are  to  be  offered  for  each;

(3) the total number of shares that will be owned by each upon completion of the offering; and

(4)  the  percentage  owned  by  each  upon  completion  of  the  offering.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders purchases additional shares of common stock, and have assumed that all shares offered are sold.


                                            Total Number
                               Shares       Of Shares To    Total Shares    Percent
                              Owned Prior   Be Offered      To Be Owned     Owned Upon
                              To This       For Selling         Upon        Completion
Name and Address Of           Offering      Shareholders    Completion Of   Of This
Selling Stockholder                         Account         This Offering   Offering
----------------------------  ------------  --------------  --------------  ----------

Pasquale Cusano
5733 Victoria Drive
Vancouver B.C. V5P 3W5            714,000        714,000               0            0%

Elvira Stinghi
Via Nicola D'Auzzano 79
Firenze, Italia                   714,000        714,000               0            0%

Stuart McPherson
3215 West 3rd Ave.
Vancouver B.C. V6K 1N5            714,000        714,000               0            0%

Pamela Starek
4300 West 9th Ave.
Vancouver B.C. V6R 2C7            714,000        714,000               0            0%

Michael Sikich
2268 East 39th Ave.
Vancouver B.C. V5P 1H8            664,000        664,000               0            0%

Duane Kilburn
109-9300 Glenacres Drive
Richmond B.C. V7A 1Y8             716,000        716,000               0            0%

Anthony Ricci
3330 Westmount Road
West Vancouver B.C. V6V 3G6       664,000        664,000               0            0%

Hugh McPherson
1660 53A-Street
Delta B.C. V4M 3G4                100,000        100,000               0            0%

Louis Zani
460 Lehman Place
Port Moody B.C. V6Z 3H6               500            500               0            0%


                                       10


Cheryl Zani
460 Lehman Place
Port Moody B.C. V6Z 3H6               500            500               0            0%

Ruth Lochheed
4865 Henry Street
Vancouver B.C. V5V 4Z2                500            500               0            0%

Diane Fung
4970 Angus Drive
Vancouver B.C.  V6M 3M5               500            500               0            0%

Carol McPherson
1660 53A-Street
Delta B.C. V4M 3G4                    500            500               0            0%

Lina Cristiano
3532 Cambridge
Vancouver B.C.                        500            500               0            0%

Wanda Bjornson
1660 53A Street
Delta B.C. V4m 3G4                    500            500               0            0%

Mariarosa Grande
6502 Pinehurst Drive
Vancouver B.C. V5X 4P1                500            500               0            0%

Sharon Halpin
822 Grover Ave.
Coquitlam B.C. V3J 3C8                500            500               0            0%

Holly Duncan
1115 Kilmer Road
North Vancouver B.C. V7K 1P9          500            500               0            0%

Ted Szymanski
226-9061 Horne Street
Burnaby B.C. V3N 4L2                  500            500               0            0%

Eva Szymanski
226-9061 Horne Street
Burnaby B.C. V3N 4L2                  500            500               0            0%


                                       11


Maurizio Grande
6502 Pinehurst Drive
Vancouver B.C. V5X 4P1                500            500               0            0%

Yasmina Taghaoussi
312-1869 Francis Street
Vancouver B.C. V6L 1Z8                500            500               0            0%

Shiela Starek
4300 West 9th Ave.
Vancouver B.C. V6R 2C7                500            500               0            0%

Henry Starek
4300 West 9th Ave.
Vancouver B.C. V6R 2C7                500            500               0            0%



To  our  knowledge,  none  of  the  selling  shareholders:

(1) has had a material relationship with Wrestle-plex other than as a shareholder as noted above at any time within the past three years; or

(2)  has  ever  been  an  officer  or  director  of  Wrestle-plex.

None of the selling shareholders are related to the directors or officers of Wrestle-plex.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;
(2)  in  privately  negotiated  transactions;
(3)  through  the  writing  of  options  on  the  common  stock;
(4)  in  short  sales;  or
(5)  in  any  combination  of  these  methods  of  distribution.

Wrestle-plex  is  not  currently  listed  or  quoted  on  any  market.

The  sales  price  to  the  public  may  be:

(1)  the  market  price  prevailing  at  the  time  of  sale;
(2)  a  price  related  to  such  prevailing  market  price;  or

(3)  such  other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent for either a selling shareholder or a purchaser may receive a commission from the selling shareholders or purchaser, respectively. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of January 3, 2002 are as follows:

Directors:

Name  of  Director          Age
------------------          ----

Fabio  Chiesa               33

Stewart  Masi               29

Peter Michael Smith         31


Executive  Officers:

Name of Officer               Age        Office
----------------              ---        -------

Fabio Chiesa                  33        president, secretary

Stewart Masi                  29        treasurer

Since our inception, each officer and director has spent between 0 and 5 hours per month upon the organization aspects of our business. When we commence holding regular entertainment venues, each officer and director will spend between 5 and 10 hours per week on the business pursuits of Wrestle-plex.

Set forth below is a brief description of the background and business experience of Mr. Chiesa, Mr. Masi and Mr. Smith for the past five years.

Fabio Chiesa. From 1990 to the present, Mr. Chiesa has maintained full time employment as a fire fighter with the District of North Vancouver, B.C. From 1987 to the Present, Mr. Chiesa has independently contracted, on a part-time basis, as a professional wrestler with circuits throughout Western Canada.

Stewart Masi. From January 1996 to April 1997, Mr. Masi was a full-time student at the University of British Columbia in Vancouver, and from September 1997 to April 1999 he was a part-time student at the University of British Columbia. Mr. Masi eventually obtained his Bachelor of Arts and an Education degree in May of 2000. From June to August of 1996, Mr Masi worked summer maintenance at Holy Cross Regional High School. From August 1996 to November 1, 1996, he was the offensive line coach for the

University of British Columbia varsity football team. In April 1997 he became a substitute teacher at St. Thomas Moore Collegiate High School and in April 1997 he became a substitute teacher at Holy Cross Regional High School. He maintains this latter position at the present time. Further, from May of 2000 to the present Mr. Masi has been employed as doorman at the Roxy Nightclub in Vancouver, B.C.

Peter  Michael  Smith.  Mr.  Smith  attained  a Bachelor of Laws degree from the
University  of  British  Columbia  in  1999,  a  Masters  degree  from Cambridge
University in the United Kingdom in 1998, and a Bachelor of Arts degree from Simon Fraser University in 1995. At each institution, Mr. Smith finished either at the top, or in the top 10% of his class. Over the last two years, Mr. Smith founded and managed his own successful consulting business, gaining experience with staff management and international finance. Mr. Smith was the president of Wrestle-plex from its inception on June 1, 2000, until January, 2001, at which time he accepted a one year contract position with the Supreme Court of Canada.

Term  of  Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Smith has served as a director since our inception on June 1,2000. Mr. Chiesa and Mr. Masi have served as directors since June 20, 2000.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 3, 2002, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,008,000 shares of common stock issued and outstanding on January 3, 2002.


                             Name and address           Number of Shares    Percentage of
Title of class               of beneficial owner        of Common Stock     Common Stock

Common Stock                 Pete Smith                      10,000,000          66.6%
                             #314-837 W. Hastings
                             Vancouver, B.C.
                             V6C 1B6

Common Stock                 Fabio Chiesa                             0             0%
                             #314-837 W. Hastings
                             Vancouver, B.C.
                             V6C 1B6

Common Stock                 Stewart Masi                             0             0%
                             #314-837 W. Hastings
                             Vancouver, B.C.
                             V6C 1B6

Common Stock                 Directors and Officers as       10,000,000          66.6%
                             A group (3 Persons)



                            DESCRIPTION OF SECURITIES

General

The securities being offered are 5,008,000 shares of our common stock, par value $0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 100,000,000 shares of common stock, par value $0.001 per share. As of January 3, 2002, a total of 15,008,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common  Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Vancouver, B.C., chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                             DESCRIPTION OF BUSINESS

Overview

Wrestle-plex was founded by Pete Smith, and incorporated as Wrestle-plex Sports Entertainment Group, Ltd. Wrestle-plex is currently being run by Fabio Chiesa, but it is anticipated that Pete Smith will return as president following his tenure with the Supreme Court of Canada in January of 2002. Our intent is to become a sports entertainment provider, specifically in the area of professional wrestling. We intend to generate revenues through three major streams:

(1) Training individuals in the sports entertainment art of professional wrestling.
(2)  The  production  of  professional  wrestling  exhibitions in North America.
(3) Developing a superior, member oriented professional wrestling web site called Allstarwrestling.com.

Fabio Chiesa and Mr. Stewart Masi were appointed secretary and treasurer, respectively and were also elected as directors. On June 24, 2000, we purchased from Mr. Pete Smith a professional wrestling ring, a sound system, the Internet URL address "allstarwrestling.com", the Internet URL address "wrestle-plex.com", a "wrestle-plex" logo and an "All Star Wrestling" logo in exchange for 10,000,000 shares of our common stock. We will maintain responsibility for the allstarwrestling.com web site, and will hold proprietary rights for all logos and trademarks

Industry  Background

The basic marketing and revenue concept for live professional wrestling is quite simple. A suitable venue is located, a professional wrestling show is promoted through various advertising means, and gate revenues from ticket sales will hopefully more than offset the cost of wrestlers, marketing, general business costs and the production staging. While the increasing popularity of the industry has grossly expanded this scenario to include issues related to television, merchandising, telephone hot lines, and the Internet, the basic concept has remained much the same.

To date, professional wrestling promotions appear on a very small or very large scale. There exists a series of very small and disorganized groups that run wrestling schools and professional wrestling exhibitions within small regions or "territories" throughout North America. The large scale promotions are sponsored by Vincent McManhon's Worldwide Wrestling Federation (the "WWF"), We have no business affiliation with the WWF. The smaller promoters, although lacking in organization, sophistication, and industry experience can be successful. There is room in the market for professional wrestling exhibitions and training centers in both large and small markets from coast to coast.The popularity of the wrestling industry generally is aptly demonstrated by television ratings and merchandise sales experienced by the WWF.

Revenue streams traditionally associated with the professional wrestling industry include gate revenues from live performances, merchandising, television revenues, and per-minute charges from professional wrestling telephone entertainment hotlines. Nevertheless, while the live professional wrestling market has been expanding dramatically over the last few decades, there has been no similar trend for professional wrestler training schools. To date, existing professional training centers are independently owned, small-scale operations with minimal market budgets and limited operating history.

There are currently several Internet web sites dedicated to professional wrestling, including wwf.com, wcw.com, wrestlinglivewire.com and wrestling.com. We are not affiliated with these sites and will not advertise on these sites. These web sites typically serve as news sources and provide information and advertising for events promoted by the owners of the web sites. Also, the web sites serve as merchandising platforms for professional wrestling related products and paraphernalia. We are not aware of any professional wrestling
Internet web sites that features pay-per-view video streaming or similar membership related privileges.

Description  of  the  Product

As described earlier, we intend to generate revenues through three major streams:

(1) Training individuals in the sports entertainment art of professional wrestling.
(2) The production of professional wrestling exhibitions in cities and towns throughout North America.

(3) Developing a superior, member oriented professional wrestling web site called Allstarwrestling.com.

We intend to initially have training facilities located within existing boxing gyms. We will seek arrangements whereby a percentage of gross revenue from each new incoming student will go to the gym owners in exchange for use of the facility and space to set up our professional wrestling rings.

We will promote live wrestling events at small and medium sized venues throughout North America, beginning in British Columbia, Washington, and Nevada, and expanding to other locations. It is expected that each new location will host up to 12 professional wrestling shows each year while maintaining optimal consumer interest.

We will sell All Star Wrestling logo paraphernalia and merchandise on our Internet web site. We intend to enter into an agreement with an on-line merchandise sale service to provide technical support for our web site. Companies of this sort provide the technology required to offer and process sales through the Internet. Our web site will also provide access, on a pay-per-view or membership basis, to live events that will be digitally recorded and made available post event. The cost to the public of a pay-per-view event will be between $10 and $20 depending upon the quality of the event. For a membership fee of $30 per month, a member will have access to all events made available through out web site. These costs cannot be compared to the costs of other providers because at the present time, no provider is offering website downloading of live or recorded wrestling events.

Strategy

Our business plan is to bring each of its three main revenue streams to markets across North America. However, we can not plan to enter into direct competition with the larger Worldwide Wrestling Federation where it can be avoided.

To date, the WWF does not appear to have seriously pursued revenues from the sale of professional wrestler training tuition fees. Therefore, as a training institute, Wrestle-plex will initially have little or no competition from the big promotion.

Our activities will include the promotion of live events in smaller cities that larger promoters typically do not visit. To us a smaller city is any city in which the larger promoters do not offer productions. However, a city must have a population of at least 50,000 people for us to have a financially viable promotion. We may also promote smaller, more affordable events in larger cities that larger promoters, like the WWF, do visit. In these larger cities, Wrestle-plex will attempt to provide high quality smaller shows, effectively offering customers a smaller and more intimate version of what they might expect from one of the larger shows.

The template for our Allstarwrestling.com web site has been developed but is not operational. It will offer all of the features found on web sites produced by the larger promoters but In addition will provide extensive coverage of news and developments from independent wrestling promotions around the world. Something we will also provide that is not currently provided by websites of larger promoters is customer access to live performances and downloads of selected older performances. Our website will describe the performances offered and a description of the talent that will participate in the performances. A subsection of these services will likely be offered only to official web-site members, who will pay a $30 monthly fee.

Product  Development

We believe that a moderate level of investment in product development is necessary in order to gain its projected market position. Total expenses for development of new products such as character logos, T-shirts, posters, programs, etc, is expected to be approximately $10,000 up until our projected launch date in 2002. This expense would almost entirely go to paying logo and printing design professionals to develop paraphernalia representing our brand and our performers. We have logos for Wrestle-plex representing the training facilities and All Star Wrestling representing the live event promotions. We have developed logos used on current posters and autograph cards for several of our projected top professional wrestling personalities. These logos will also be used in developing T-shirts, future posters and other salable merchandise. Once operations (live performances) commence, merchandise sale revenues, and additional financing, will cover expenses for future merchandise development.


We have used, and will continue to use, Printfastic Printers, a printer located in Surrey, British Columbia, for development of all its print products, such as posters, advertising banners, programs and autograph cards. We have used, and will continue to use Hub-capz, a T-shirt designer and manufacturer located in Burnaby, British Columbia for production of all our clothing paraphernalia. To date, we have printed a few hundred posters, autograph cards and Wrestle-plex T-shirts on a test-masrket basis. This merchandise has all been given away in order to help promote the Wrestle-plex and All Star Wrestling names.

Lisca.com, based in Japan and operating from a satellite office in Vancouver, British Columbia, has developed the allstarwrestling.com web site thus far. The cost for this service has, to date, been approximately $5,000. Other independent designers have been largely responsible for the development of the existing wrestle-plex.com web site. The cumulative cost for this has, to date, been approximately $2,500. Ongoing maintenance for our currently operating web sites will be done on a volunteer basis until additional financing has been obtained. To date, the site will be professionally developed specifically so that our future technical officers can easily maintain it on an ongoing basis.

Intellectual  Property

We regard our patents, trademarks, copyrighted material, proprietary know-how and similar intellectual property as material to maintaining our competitive position. We intend to take whatever steps are necessary to protect our intellectual property when our logos, characters and general paraphernalia gain popularity and revenues grow. We will attempt to protect our property through legal registration or other appropriate action in order to forestall any infringement. To date, it has not been financially feasible for us to take action in protecting any of our trademarks, logos, or unique intellectual products. There can be no assurance that we will be able to protect our proprietary intellectual property against infringement by third parties. There can be no assurance that others will not take legal action before us to protect their property acquired or independently develop that is similar to our intellectual property and thereby possibly preventing our registration of or proprietary right in our property.

We plan to enter into confidentiality agreements with each of our employees. These agreements will provide that all innovations, ideas, discoveries, improvements and copyrightable material made or conceived by the individual during the employees employment or consulting relationship and all confidential information developed or made known to the employee during the term of the relationship will be deemed our property.

Competition

We believe that we will offer a product that differs from that offered by larger market wrestling promoters. We plan to focus on small market cities and venues that the larger promoters ignore. Nevertheless, we anticipate competing with the WWF in some aspects of our business including but not limited to: market share, viewership, Internet traffic and product sales. Additionally, we anticipate indirect competition from the music, entertainment, and professional and college sports industries in general. This competition could result in our being unable to gain any significant market share, venues, distribution channels or performers and fewer entertainment and advertising dollars spent on our brand of entertainment, any of which could have a material adverse effect on our operating results, financial condition, and/or prospects.

The entertainment market is highly competitive and we may not be able to compete effectively against competitors with greater financial resources or competitors that have a stronger market presence. Our main competitive advantage will come from the level of intimacy we will be able to offer professional wrestling fans in larger markets, and from our ability to visit smaller markets largely ignored by larger and more established promoters. We believe we have an advantage in the student training area of our business because the larger companies have not focused on this area of the wrestling business. We believe we will be the first to offer down loading of wrestling events via the Internet. With regard to product sales such as T-shirts and posters, we do not perceive ourselves as having any particular advantage and will have to complete directly with other providers of these products.

Employees

We have no employees, other than our officers, as of the date of this prospectus. It is important to the success of our business that we always have at least one executive officer who has a background in professional wrestling and understands the industry and how to promote entertaining wrestling competitions. At the present time, our president, Mr. Chiesa, has those qualifications.

As of December 31, 2000, the Company had no full-time employees. Employees will be hired only as required and only for the duration of a particular promotion of a live event. Temporary employees include persons performing in and producing live events, and as instructors in professional wrestler training schools where the number of students enrolled allows for the hiring of a paid instructor. Wrestlers, referees and announcers are paid between 50 and 100 dollars for each live event in which they participate. Production crews and event security staff are normally given free tickets to future live performances and allowed free admission into the show they produce. We project that Wrestle-plex professional wrestling instructors will receive $1000 for each course they teach. This system of compensation has proven feasible and we currently have an excellent relationship with all of our managers, instructors and wrestlers

At this time, we do not pay any compensation to our officers or directors solely for serving as directors on our board of directors.

Insurance

At the present time we do not carry any insurance coverage for our business operations. Given the nature of professional wrestling, our performers will be subject to injury. However, for the foreseeable future, we will not insure against this risk. Performers will sign waivers that they will not place claims against Wrestle-plex in the event of injury. These waivers may or may not be effective.

Our industry also has the need for insurance to insure the safety of those who attend our performances against accident. We will not have this event insurance for our initial performances but plan on acquiring this coverage in the future if the coverage is available to us at a cost we can afford.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

                                PLAN OF OPERATION

Business  Plan  for  Next  12  Months
-------------------------------------

We plan to commence operations slowly over the first year, starting sometime in early 2002. Wrestle-plex training facilities will be our initial operations because they can be initiated and maintained at a very low cost and because student tuition will be payable up front. We will charge $2,500 per student, some of which will be paid to the gym location in which the training will take place. We will provide the wrestling ring to the location which we already own. Thus we will be able to commence operations without any up front financial investment on the part of Wrestle-plex.

The initial version of an Allstarwrestling.com web site has been developed, with more advanced versions to follow as financing permits. The cost for the initial web site was approximately $5,000. The initial version of a wrestle-plex.com web site has also been developed, again with more advance versions to follow as financing permits. The cost was approximately $2,500. We have made arrangements with a Mr. Shawn Price to further develop and maintain our websites at no cost to Wrestle-plex. Mr. Price is willing to do this because he is personally developing a website development company and he believes our sites will give him the exposure he needs to establish himself as a professional in the website development industry. Until 2003, web-site access by users to all areas of the web site will be free. Our web site will produce revenues when it is adequately developed to support selective access, commerce on the Internet and video streaming technology. Further, we will develop the All Star Wrestling performance product to a level where customers will pay to view it. This development will take at least a year.

The web sites, Allstarwrestling.com and wrestle-plex.com, currently show news and events from independent wrestling shows that have been promoted in the Vancouver and Portland areas. These existing story lines will act as a springboard so that we will have the advantage of a running promotion when we commence operations in 2002.

Live performances themselves will be infrequent at first, again commencing sometime in early 2002, with shows running approximately once a month for the first six months. This will allow time for us to raise additional capital with minimal financial risk, establish sponsorships and marketing strategies, and perfect the production of the shows themselves. We will also be looking for suitable cities and venues for future performances. Once we have had time to fully develop our performance product and enter the local market, we anticipate that we will produce one show per week. Each show will take place at an established facility in one of four separate cities or towns. Thus, each town will host a live wrestling event once a month. This will ensure that no one area is over-exposed to our product while also offering a weekly format for Internet and television production. We will establish facilities in small communities surrounding one larger epicenter. For example, the first four locations will likely be communities within one hour of Vancouver, British Columbia. We will expand our live event promotions to full market saturation and as finances allow.

Funds received from our private offerings have provided us with enough funds to execute the initial stages of our business plan which includes the initial development of our two primary internet web sites, and product and logo development for some of our key anticipated performers. Under currently anticipated budgetary constraints, and assuming we fail to generate any revenues in our first year of operation commencing in 2002, we anticipate that we will have two partially operational Internet web sites, being Wrestle-plex.com and Allstarwrestling.com, maintain training facilities in two locations, and hold up to six live professional wrestling events in 2002. These estimates are based on securing voluntary time investment from Mr. Shawn Price , incoming tuition revenue from student wrestlers , a modest initial budget of $1,000 per live performance which covers rent, performers, and limited promotional costs, the ongoing services from our officers and directors and the services of other volunteer labor.

In every city in which we will sponsor events, we believe there will be a group of wrestling fans who will volunteer their services. These are persons who want to become students, want to break in to the show business of professional wrestling or want to earn free tickets and the right to meet the professional wrestlers in person. This labor force is typically helpful in putting up posters, selling tickets, taking tickets at the gate and performing other services. Also the arena is typically arranged for by the arena owners agreeing to receive a percentage of the gate receipts in exchange for the use of the arena for the performance. Thus, a performance event can usually be held for very little up front cost. The number of live events, and their corresponding marketing budget, should increase substantially based on modest revenues received from tuition fees and live event promotion, and/or pending additional financing.

To jump start our business plan and to operate our business for the next 12 months, we believe we will need approximately $10,000. We plan on obtaining this operating capital by a loan from one or more of our shareholders. We believe such a loan will be available. The cash on hand we have at the present time will sustain the operations of Wrestle-plex for approximately 30 days. We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above and the return of Mr. Smith to our employ in January of 2002.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at #314-837 W. Hastings Street, Vancouver, B.C. V6C 1B6. This office space is an office sharing arrangement being provided as an accommodation to us by one of our shareholders where we can receive mail and perform other minimal corporate functions. This arrangement provides us with the officer space necessary to take care of necessary paper work and telephone, fax and mailing facilities. When we commence regular business operations in the early part of 2002, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than set forth in this section below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.   Any  of  our  directors  or  officers;
2.   Any  person  proposed  as  a  nominee  for  election  as  a  director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
4.   Any  of  our  promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

On June 30, 2000, we purchased from Mr. Pete Smith, our president, a professional wrestling ring, sound system, two Internet URL addresses, being "allstarwrestling.com", and "wrestle-plex.com", two logos, being "Wrestle-plex" and "All Star Wrestling" and a number of promotional materials that had been developed in contemplation of the Wrestle-plex and All Star Wrestling concepts over the last year. These latter items included a limited collection of promotional posters, autograph cards, advertising banners and T-shirts. We issued Mr. Smith 10,000,000 shares of common stock in exchange for the assets purchased.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Options  and  Warrants

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we have 25 registered shareholders.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the uld be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule  144  Shares

All shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 150,000 shares in our company as of the date of this prospectus; or

(2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold 10,000,000 of the shares that may be sold pursuant to Rule 144.


                             EXECUTIVE COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the period ended July 31, 2001 nor from that date through January 3, 2002.

Stock  Option  Grants

We did not grant any stock options to the executive officers during the period ended July 31, 2001. We have also not granted any stock options to the executive officers since July 31, 2001.


                              FINANCIAL STATEMENTS

1.  Unaudited  Financial  Statements:

     a.  Balance  Sheet  as  of  October  31,  2001

     b.  Statement  of  Loss  and Deficit for the period ending October 31, 2001

     c.  Statement  of  Cash  Flows  for  the  period  ending  October  31, 2001

     d.  Statement of Stockholders Equity for the period ending October 31, 2001

     e.  Notes  to  Audited  Financial  Statements

2.  Auditors'  Report

3.  Audited  Financial  Statements:

     a.  Balance  Sheet  as  of  July  31,  2001

     b.  Statement  of  Loss  and  Deficit  for  the period ending July 31, 2001

     c.  Statement  of  Cash  Flows  for  the  period  ending  July  31,  2001

     d.  Statement  of  Stockholders  Equity for the period ending July 31, 2001

     e.  Notes  to  Audited  Financial  Statements

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)
                                   (Unaudited)


                  WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                               (A Development Stage Company)

                                       BALANCE SHEET
                                  (Stated in U.S. Dollars)
                                        (Unaudited)



                                                           OCTOBER 30    JULY31
                                                              2001       2001
                                                          ----------------------

ASSETS

Current
Cash                                                      $       651   $  2,986
Advances receivable                                             4,507      4,507
Prepaid expenses                                                2,860      2,860
                                                          ----------------------
                                                                8,018     10,353

Property And Equipment (Note 3)                                 4,500      4,800
Website Development Costs                                       2,570      2,570
Intangible Assets (Note 4)                                        855        912
                                                          ----------------------

                                                          $    15,943   $ 18,635
================================================================================

LIABILITIES

Current
Accounts payable                                          $    15,798   $ 10,483
                                                          ----------------------
SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
50,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
15,008,000 common shares at October 31, 2001 and
July 31, 2001                                                  15,008     15,008

Additional paid-in capital                                     16,992     16,992

Deficit                                                       (31,855)   (23,848)
                                                          ----------------------

                                                                  145      8,152
                                                          ----------------------
                                                          $    15,943   $ 18,635
================================================================================



                     WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                            (A  Development  Stage  Company)

                             STATEMENT OF OPERATIONS AND DEFICIT
                                  (Stated in U.S. Dollars)
                                         (Unaudited)



---------------------------------------------------------------------------------------------
                                                      THREE         THREE         INCEPTION
                                                      MONTHS        MONTHS        JUNE 1
                                                      ENDED         ENDED         2000 TO
                                                      OCTOBER 31    OCTOBER 31    OCTOBER 31
                                                      2001          2000          2001
--------------------------------------------------------------------------------------------


Expenses
Depreciation and amortization                         $       357   $       357   $    1,785
Consulting                                                      -             -        5,000
Professional fees                                           7,315           742       19,247
Office and sundry                                             335           351        2,269
Travel                                                          -         2,512        3,554
                                                      ---------------------------------------
Net Loss For The Period                               $     8,007   $     3,962   $   31,855
=============================================================================================
Net Loss Per Share                                    $     (0.01)  $     (0.01)
================================================================================
Weighted Average Number Of Common Shares Outstanding   15,008,000    13,315,217
================================================================================



                            WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                                        (A  Development  Stage  Company)

                                            STATEMENT OF CASH FLOWS
                                            (Stated in U.S. Dollars)
                                                  (Unaudited)


---------------------------------------------------------------------------------------------
                                                      THREE         THREE         INCEPTION
                                                      MONTHS        MONTHS        JUNE 1
                                                      ENDED         ENDED         2000 TO
                                                      OCTOBER 31    OCTOBER 31    OCTOBER 31
                                                      2001          2000          2001
--------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
Net loss for the period                               $    (8,007)  $   (3,962)  $ (31,855)

Adjustments To Reconcile Net Loss To
 Net Cash From Operating Activities
  Advances receivable                                           -       (3,400)      (4,507)
  Accounts payable                                          5,315        4,645       15,798
  Depreciation and amortization                               357          357        1,785
                                                      --------------------------------------
                                                           (2,335)      (2,360)     (18,779)
                                                      --------------------------------------


Cash Flows From Financing Activity
  Common stock issued                                           -       20,000       22,000
  Share subscription received                                   -       (2,840)           -
                                                      --------------------------------------

                                                                -       17,160
                                                      --------------------------------------

Cash Flows From Investing Activity
  Website development costs                                     -       (2,570)      (2,570)
                                                      --------------------------------------

Increase In Cash                                           (2,335)      12,230          651

Cash, Beginning Of Period                                   2,986        2,840            -
                                                      --------------------------------------

Cash, End Of Period                                   $       651   $   15,070   $      651
============================================================================================




SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  AND  INVESTING  ACTIVITIES:

On June 24, 2000, the Company issued 10,000,000 common shares to a director in exchange for certain assets with a carry over value of $10,000.

                   WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                 OCTOBER 31, 2001
                             (Stated in U.S. Dollars)
                                   (Unaudited)



                                     COMMON STOCK
                                     ============
                              Number               Additional
                               Of                  Paid-In
                             Shares      Amount    Capital   Deficit    Total
                             ---------------------------------------------------
Issued for assets at $0.001  10,000,000  $ 10,000  $      -  $      -   $ 10,000
                             ---------------------------------------------------
Balance, July 31, 2000       10,000,000    10,000         -         -     10,000

Issued for cash at $0.004     5,000,000     5,000    15,000         -     20,000

Issued for cash at $0.25          8,000         8     1,992         -      2,000

Net loss for the period               -         -         -   (23,848)   (23,848)
                             ---------------------------------------------------

Balance, July 31, 2001       15,008,000  $ 15,008  $ 16,992  $(23,848)  $  8,152

Net loss for the period               -         -         -    (8,007)    (8,007)
                             ---------------------------------------------------


Balance, October 31, 2001    15,008,000  $ 15,008  $ 16,992  $(31,855)  $    145
                             ===================================================

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)
                                   (Unaudited)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of October 31, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the July 31, 2001 audited financial statements and notes thereto.

2.     NATURE  OF  OPERATIONS

a)     Organization

     The Company was incorporated in the state of Nevada, U.S.A. on June 1, 2000.

b)     Development  Stage  Activities

The Company intends to become a sports entertainment provider specifically in the area of professional wrestling. It is intended that the Company will generate revenues by training individuals in the sports entertainment art of wrestling, by producing wrestling exhibitions in locations throughout North America and by developing a member oriented professional wrestling website.

The Company is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.


3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)
                                   (Unaudited)


3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Development  Stage  Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Property  and  Equipment

Property and equipment comprises wrestling equipment and sound system equipment which are recorded at cost, and depreciated using the straight line method over their estimated useful lives as follows:

                Wrestling  equipment  -  five  years
                Sound  system  equipment  -  five  years

d)     Intangible  Assets

Intangibles, which comprise the rights to the Company logo and website domain names, are recorded at cost, and amortized over the estimated useful life of five years.

e)     Software  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)
                                   (Unaudited)



f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109
- "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized

g)     Stock  Based  Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

h)     Revenue  Recognition

The Company intends to recognize revenue from product sales, and fee and commission arrangements at the time the sales occur or the fees and commissions are earned.

i)     Financial  Instruments

The Company's financial instruments consist of cash, accounts receivable and loans payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

j)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


                  WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)
                                   (Unaudited)



3.     PROPERTY  AND  EQUIPMENT

                                  October 31         July 31
                                     2001             2001
                                 ============  ===================
Wrestling equipment              $     4,000   $            4,000
Sound system equipment                 2,000                2,000
                                       6,000                6,000
                                 ------------  -------------------
Less:  Accumulated depreciation       (1,500)              (1,200)

                                 $     4,500   $            4,800
                                 ============  ===================

4.   INTANGIBLE ASSETS
                                  October 31         July 31
                                     2001             2001
                                 ============  ===================

Cost                             $     1,140   $            1,140
Less:  Accumulated amortization         (285)                (228)
                                 ------------  -------------------

                                 $       855   $              912
                                 ============  ===================


                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                             JULY 31, 2001 AND 2000
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Wrestle-Plex  Sports  Entertainment  Group,  Inc.
(A  development  stage  company)


We have audited the balance sheets of Wrestle-Plex Sports Entertainment Group, Inc. (a development stage company) as at July 31, 2001 and 2000, and the statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended July 31, 2001, and for the period from inception, June 1, 2000, to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2001 and 2000, and the results of its operations and cash flows for the year ended July 31, 2001 and for the period from inception, June 1, 2000, to July 31, 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company has incurred a net loss of $23,848 since inception, and, as at July 31, 2001, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                          "Morgan  &  Company"

August  27,  2001                                        Chartered  Accountants


                    WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                         (A  Development  Stage  Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)




                                                           JULY 31
                                                            2001      2000
                                                          ---------  -------
ASSETS

Current
Cash                                                      $  2,986   $     -
Advances receivable                                          4,507         -
Prepaid expenses                                             2,860     2,860
                                                            10,353     2,860
                                                          ---------  -------

Property And Equipment (Note 3)                              4,800     6,000
Website Development Costs                                    2,570         -
Intangible Assets (Note 4)                                     912     1,140

                                                          $ 18,635   $10,000

LIABILITIES

Current
Accounts payable                                          $ 10,483   $     -

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
50,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
15,008,000 common shares at July 31, 2001 and
10,000,000 common shares at July 31, 2000                   15,008    10,000

Additional paid-in capital                                  16,992         -

Deficit                                                    (23,848)        -
                                                             8,152    10,000

                                                          $ 18,635   $10,000


                     WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                           (A  Development  Stage  Company)

                            STATEMENT OF OPERATIONS AND DEFICIT
                                 (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                     INCEPTION  INCEPTION
                                          YEAR        JUNE 1     JUNE 1
                                         ENDED        2000 TO    2000 TO
                                        JULY 31       JULY 31    JULY 31
                                         2001          2000      2001
--------------------------------------------------------------------------

Expenses
Depreciation and amortization           $     1,428   $         -  $  1,428
Consulting                                    5,000             -     5,000
Professional fees                            11,932             -    11,932
Office and sundry                             1,934             -     1,934
Travel                                        3,554             -     3,554
                                       -------------------------------------

Net Loss For The Period                 $   (23,848)  $         -  $(23,848)
============================================================================
Net Loss Per Share                      $     (0.01)  $         -
=================================================================


Weighted Average Number
 Of Common Shares Outstanding            14,583,333    10,000,000
=================================================================


                               WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                                       (A  Development  Stage  Company)

                                          STATEMENT OF CASH FLOWS
                                          (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                     INCEPTION  INCEPTION
                                          YEAR        JUNE 1     JUNE 1
                                         ENDED        2000 TO    2000 TO
                                        JULY 31       JULY 31    JULY 31
                                         2001          2000      2001
--------------------------------------------------------------------------
Cash Flows From Operating Activities
Net loss for the period                  $  (23,848)  $        -  $(23,848)

Adjustments To Reconcile Net Loss
  To Net Cash From Operating Activities
Advances receivable                          (4,507)           -    (4,507)
Accounts payable                             10,483            -    10,483
Depreciation and amortization                 1,428            -     1,428
                                         -----------------------------------
                                            (16,444)           -   (16,444)
                                         -----------------------------------

Cash Flows From Financing Activity
Common stock issued                          22,000            -    22,000
                                         -----------------------------------

Cash Flows From Investing Activity
Website development costs                    (2,570)           -    (2,570)
                                         -----------------------------------


Increase In Cash                              2,986            -     2,986

Cash, Beginning Of Period                         -            -         -
                                         -----------------------------------


Cash, End Of Period                      $    2,986   $        -  $  2,986
============================================================================


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  AND  INVESTING  ACTIVITIES:

On June 24, 2000, the Company issued 10,000,000 common shares to a director in exchange for certain assets with a carry-over value of $10,000.


                WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                       (A  Development  Stage  Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                              JULY 31, 2001 AND 2000
                             (Stated in U.S. Dollars)



                                     COMMON STOCK
                              ==========================
                              Number          Additional
                                Of              Paid-In
                             Shares      Amount    Capital   Deficit    Total
                             ---------------------------------------------------
Issued for assets at $0.001  10,000,000  $ 10,000  $      -  $      -   $ 10,000
                             ---------------------------------------------------

Balance, July 31, 2000       10,000,000    10,000         -         -     10,000

Issued for cash at $0.004     5,000,000     5,000    15,000         -     20,000

Issued for cash at $0.25          8,000         8     1,992         -      2,000

Net loss for the period               -         -         -   (23,848)   (23,848)
                             ---------------------------------------------------

Balance, July 31, 2001       15,008,000  $ 15,008  $ 16,992  $(23,848)  $  8,152
                             ===================================================

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2001 AND 2000
                            (Stated in U.S. Dollars)

1.     NATURE  OF  OPERATIONS

a)     Organization

     The Company was incorporated in the state of Nevada, U.S.A. on June 1, 2000.

b)     Development  Stage  Activities

The Company intends to become a sports entertainment provider specifically in the area of professional wrestling. It is intended that the Company will generate revenues by training individuals in the sports entertainment art of wrestling, by producing wrestling exhibitions in locations throughout North America and by developing a member oriented professional wrestling website.

The Company is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

Management is planning to seek additional working capital by obtaining a loan from one or more of its shareholders.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Development  Stage  Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Property  and  Equipment

Property and equipment comprises wrestling equipment and sound system equipment which are recorded at cost, and depreciated using the straight line method over their estimated useful lives as follows:

                     Wrestling  equipment  -  three  years
                     Sound  system  equipment  -  three  years

d)     Intangible  Assets

Intangibles, which comprise the rights to the Company logo and website domain names, are recorded at cost, and amortized over the estimated useful life of three years.

e)     Software  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

g)     Stock  Based  Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

h)     Revenue  Recognition

The Company intends to recognize revenue from product sales, and fee and commission arrangements at the time the sales occur or the fees and commissions are earned.

i)     Financial  Instruments

The Company's financial instruments consist of cash, accounts receivable and loans payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

j)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

3.     PROPERTY  AND  EQUIPMENT




                                    2001     2000
                                 ========  ======
Wrestling equipment              $ 4,000   $4,000
Sound system equipment             2,000    2,000
                                   6,000    6,000
                                 --------  ------
Less:  Accumulated depreciation   (1,200)       -

                                 $ 4,800   $6,000
                                 ================


                WRESTLE-PLEX  SPORTS  ENTERTAINMENT  GROUP,  INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



4.     INTANGIBLE  ASSETS


                                   2001    2000
                                 ======  ======
Cost                             $1,140  $1,140
Less:  Accumulated amortization     228       -

                                 $  912  $1,140
                                 ==============




5.     RELATED  PARTY  TRANSACTIONS

On June 24, 2000, the Company issued 10,000,000 to a director for assets with a carry-over cost of $10,000. The assets consisted of the following:

Property  and  equipment     $     6,000
Intangible  assets                 1,140
Promotional  supplies              2,860
                             -----------
                              $   10,000
                             ===========

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

                                     PART II

Information  Not  Required  In  The  Prospectus


Item  24.  Indemnification  of  directors  and  officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a  transaction from which the director derived an improper personal profit;
     and
(4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such  indemnification  is  expressly  required  to  be  made  by  law;
(2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such  indemnification  is  required  to  be  made  pursuant  to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item  25.  Other  expenses  of  issuance  and  distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee*          $   315
Federal  Taxes                                                     $   NIL
State  Taxes  and  Fees                                            $   NIL
Transfer  Agent  Fees                                              $ 1,000
Accounting  fees  and  expenses                                    $ 5,000
Legal  fees  and  expenses                                         $20,000
Miscellaneous                                                      $   NIL
                                                                   -------
Total                                                              $26,315
                                                                   =======
*  All  amounts  are  estimates  other  than  the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item  26.  Recent  sales  of  unregistered  securities

We  completed  the issuance of 10,000,000 shares of our common stock pursuant to
Section 4(2) of the Securities Act of 1933 on June 24, 2000. We received assets valued at $35,000 from the issuance. No commissions or fees were paid in connection with the issuance. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a placement of 5,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2000. All shares were issued at a price of $0.004 per share. We received proceeds of $20,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

- We implemented offering restrictions in the subscription agreements with investors.
-    The  purchasers  in  this  offering  are  all  non-U.S.  residents.
-    None  of  the  purchasers  have  offered  or  sold  their  shares  to date.
- Their shares are being registered as part of this form SB-2 registration statement.
- Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.
- Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
- Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement6 under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
- The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.
- None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a placement of 8,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2001. All shares were issued at a price of $0.25 per share. We received proceeds of $2,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United
States.  We  complied  with  the  conditions of Category 3 of 903(b) as follows:

- We implemented offering restrictions in the subscription agreements with investors.
-    The  purchasers  in  this  offering  are  all  non-U.S.  residents.
-    None  of  the  purchasers  have  offered  or  sold  their  shares  to date.
- Their shares are being registered as part of this form SB-2 registration statement.
- Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.
- Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
- Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement6 under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
- The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

- None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.



Item  27.  Exhibits

EXHIBIT
NUMBER                 DESCRIPTION
--------               --------------------
3.1                    Articles  of  Incorporation  (1)
3.2                    By-Laws  (1)
4.1                    Share  Certificate
5.1                    Opinion  of  Cane & Company, LLC, with consent to use (1)
23.1                   Consent  of  Accountants

(1) Previously filed as an exhibit to the Company's Form SB-2 on September 26, 2002.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures


In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on January 3, 2002.


Wrestle-plex  Sports  Entertainment  Group.  Ltd.


By  /s/ Fabio Chiesa
    ______________________________________
    Fabio Chiesa, president


Power  Of  Attorney


ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Fabio Chiesa, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities indicated and on the dates stated have signed this registration statement below.


SIGNATURE                CAPACITY                            DATE

                         Principal executive officer
/s/ Fabio Chiesa         and director                        January 3, 2002
______________________
Fabio  Chiesa

                         Principal financial officer
                         Principal accounting officer
/s/ Stewart Masi         and director                        January 3, 2002
______________________
Stewart  Masi